EXHIBIT 99.1

 Pro-Pharmaceuticals Names Anthony Squeglia Chief Financial Officer;
                Steven Schubert Vice President Finance

    NEWTON, Mass.--(BUSINESS WIRE)--Oct. 2, 2007--Pro-Pharmaceuticals, Inc. (Amex: PRW), a company "Advancing Drugs Through Glycoscience(R)", today announced Anthony D. Squeglia has been named Chief Financial Officer, and Steven Schubert Vice President, Finance on a consulting basis. Mr. Squeglia succeeds Carl Lueders who resigned to pursue other interests.

    "Tony is a seasoned finance executive, has been a valued member of our management team for more than four years and will work closely with me, especially in raising funds for the Company," said Theodore Zucconi, Ph.D., President, Pro-Pharmaceuticals. "Steve is a senior finance executive with more than 25 years experience as a chief financial officer, vice president finance and administration, controller, and director of information technology. Tony and Steve are results-oriented and have demonstrated success working in operating companies, both large and small. I am pleased to have both on our team at this important time in our development."

    From 2003 to present, Mr. Squeglia was Vice President of Investor Relations for the Company and was instrumental in the Company's listing on the Amex, as well as in its fund-raising activities. From 2001 to 2003, Mr. Squeglia was a Partner in JFS Advisors, a management consulting firm that delivered strategic services to entrepreneurial businesses that included raising funds, business planning, positioning, branding, marketing and sales channel development. Previously, Mr. Squeglia helped to successfully launch an IPO for Summa Four and held senior management positions with Unisys, AT&T, Colonial Penn and ITT. Mr. Squeglia received an M.B.A. from Pepperdine University and a B.B.A. from The Wharton School, University of Pennsylvania.

    From 1999 to present, Mr. Schubert has worked as a financial management, tax analyst, audit and information systems consultant for a diverse group of companies, including, AT&T Wireless, XO Communications, Oraceutical Corporation, Connected Corporation, Kiley & Conpani (Law Firm) and Albert Cuoco (CPA Firm). Previously, Mr. Schubert was Chief Financial Officer for Secor International, Controller for McKinstry Company, Director of Finance & Operations for Elecom Corporation, Director of IT for Groundwater Technology and Vice President, Finance & Administration for ENSR Consulting & Engineering. Mr. Schubert received an M.B.A. from the University of New Hampshire and a B.S. in accounting from the University of Massachusetts.

    Pro-Pharmaceuticals, Inc. - Advancing Drugs Through
Glycoscience(R)

    Pro-Pharmaceuticals is a development stage pharmaceutical company engaged in the discovery, development and commercialization of first-in-class carbohydrate-based therapeutic compounds for advanced treatment of cancer, liver, microbial, cardiovascular and inflammatory diseases. The Company's initial focus is the development and commercialization of a new generation of anti-cancer treatments using carbohydrate polymers to enhance the safety and efficacy of chemotherapy agents. The Company's technology capitalizes on the natural property of carbohydrates to increase the efficacy and reduce the toxicity of chemotherapeutics; "rescue" drugs that were shelved for toxicity or "half-life" issues; increase the solubility of existing drugs, and develop carbohydrate polymers as new chemical entities. Founded in 2000, the Company is headquartered in Newton, Mass. Additional information is available at www.pro-pharmaceuticals.com.

    FORWARD LOOKING STATEMENTS: Any statements in this news release about future expectations, plans and prospects for the Company, including without limitation statements containing the words "believes," "anticipates," "plans," "expects," and similar expressions, constitute forward-looking statements as defined in the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in such statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, the following: uncertainties as to the utility and market for our potential products; uncertainties associated with pre-clinical and clinical trials of our product candidates; our limited experience in product development and expected dependence on potential licensees and collaborators for commercial manufacturing, sales, distribution and marketing of our potential products; possible development by competitors of competing products and technologies; lack of assurance regarding patent and other protection of our proprietary technology; compliance with and change of government regulation of our activities, facilities and personnel; uncertainties as to the extent of reimbursement for our potential products by government and private health insurers; our dependence on key personnel; our history of operating losses and accumulated deficit; and economic conditions related to the biotechnology and bio-pharmaceutical industry. We cannot assure you that we have identified all the factors that create uncertainties. Readers should not place undue reliance on forward-looking statements.

    More information about those risks and uncertainties is contained and discussed in the "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of the Company's most recent quarterly or annual report and in the Company's other reports filed with the Securities and Exchange Commission. The forward-looking statements represent the Company's views as of the date of this news release and should not be relied upon to represent the Company's views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company's views to change, the Company disclaims any obligation to update such forward-looking statements.

    DAVANAT and Advancing Drugs Through Glycoscience are registered trademarks of Pro-Pharmaceuticals.

    CONTACT: Pro-Pharmaceuticals, Inc.
             Anthony D. Squeglia, 617-559-0033
             squeglia@pro-pharmaceuticals.com